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                                                                 Exihibit 10.27


                                    FORM OF
               STOCK OPTION ASSUMPTION AND CONVERSION AGREEMENT

      This Stock Option Assumption and Conversion Agreement (this "Agreement"), dated this __ day of _______, 1997, by and among Security System Holdings, Inc., a Delaware corporation ("SSH"), Triton Group Ltd, a Delaware corporation ("Triton"), and the individual who is a signatory hereto (the "Grantee"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement (as defined below).

      WHEREAS, SSH has granted the Grantee an option (the "Option") to purchase the number of shares set forth in paragraph 1 of Schedule I hereto of Class A Voting Common Stock, par value $1.00 per share, of SSH (the "SSH Common Stock") pursuant to and subject to the terms and conditions set forth in the Stock Option Agreement between the Grantee and SSH (the "Option Agreement") described in paragraph 2 of Schedule 1 hereto; and

      WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated _________ __, 1996 (the "Merger Agreement"), by and among Triton, Triton Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Triton (the "Merger Sub"), and SSH, Merger Sub will be merged with and into SSH, with SSH as the surviving entity (the "Merger") and SSH will become a wholly-owned subsidiary of Triton; and

      WHEREAS, pursuant to Section [1.06(c)] of the Merger Agreement, SSH and Triton have agreed to enter into this Agreement in order to amend the Option Agreement in the manner set forth in such Section [1.06(c)]; and

      NOW THEREFORE, in consideration of the mutual covenant and conditions herein contained, the parties hereto do hereby agree as follows:

      1. The Option Agreement is hereby amended as follows:

            (a) The Option Agreement shall be assumed by Triton, all of the obligations and liabilities of SSH in connection with the Option Agreement shall be assumed by Triton, and Triton shall be substituted for SSH in all respects pursuant to the Option Agreement.

            (b) The Option shall be exercisable only for shares of Parent Common Stock, and no shares of SSH Common Stock shall be issuable pursuant to the Option.
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            (c) The number of shares of Parent Common Stock subject to the
      Option shall be the number set forth in paragraph 3 of Schedule I hereto (such number to be determined by multiplying (i) the number of shares of SSH Common Stock subject to the Option as set forth in paragraph 1 of
      Schedule I hereto by (ii) the Common Stock Conversion Ratio).

            (d) The exercise price per share of the shares of Parent Common Stock subject to the Option shall be the exercise price per share set forth in paragraph 4 of Schedule I hereto (such exercise price per share to be determined by dividing (i) the exercise price per share of the SSH Common Stock under the Option Agreement by (ii) the Common Stock Conversion Ratio).

      2. Each of the parties hereto expressly acknowledges and agrees that, other than as specifically provided by in Section 1 of this Agreement, all of the terms and conditions set forth in the Option Agreement shall remain unchanged and in full force and effect, including without limitation the type of Option granted, the date of grant of the Option, and the terms and conditions regarding exercisability, method of exercise, adjustments for recapitalization, vesting, forfeiture and termination of the Option.

      3. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated except by an instrument in writing, signed by each of the parties hereto.

      4. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns, including without limitation, in the case of any corporate party hereto any corporate successor by merger or otherwise. Except with the prior written consent of the other parties hereto, no party may assign any of its rights or obligations hereunder.

      5. This Agreement constitutes the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

      6. This Agreement is not intended to be for the benefit of and shall not be enforceable by any person or entity who or which is not a party hereto.

      7. This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the law of the State of Delaware.

      8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed
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by all, the parties hereto. Execution of this Agreement with signatures transmitted via facsimile shall be considered valid.
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      IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.



                                          TRITON GROUP, LTD.



                                          By:______________________________
                                             Name:
                                             Title:


                                          SECURITY SYSTEMS HOLDINGS, INC.



                                          By:______________________________
                                             Name:
                                             Title:


                                          _________________________________
                                          [Name]
                                          The "Grantee"
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                                  SCHEDULE I

1.    Number of Shares of SSH Common Stock
      exercisable under the Option:                       ____________

2. Stock Option Agreement, dated as of ______ __, 199_, between SSH and the Grantee.

3.    Number of Shares of Parent Common
      Stock exercisable under the Amended Option:     _____________

4.    Amended Option Price:                           $____________